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                                                                   EXHIBIT 10.32


                        AMENDMENT NO. 1 TO SEVERANCE AND
                           CHANGE OF CONTROL AGREEMENT

         This Amendment No. 1 to Severance and Change of Control Agreement (the "Amendment") is entered into as of September 14, 2000 by and between JNI Corporation, a Delaware corporation ("JNI"), and Gloria Purdy ("Employee"). JNI and Employee are sometimes referred to herein as the "Parties."

         WHEREAS, the Compensation Committee of the Board of Directors of JNI has approved certain changes to Employee's compensation package, including a change to her Severance and Change of Control Agreement (the "Agreement") to provide for twelve months salary continuation and acceleration of her options if she is terminated by JNI without cause or she resigns for "good reason," even if a change of control of JNI has not occurred. Parties wish to amend the provisions of the Agreement regarding the automatic extension of the term of the Agreement; and

         WHEREAS, the Parties believe this Amendment will benefit each of them.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

         1. The heading of Section 1 of the Agreement shall be revised to state as follows: "Effect of Certain Terminations and Resignations."

         2. Section 1.1 of the Agreement shall be revised to state as follows:

                  "1.1 SEVERANCE COMPENSATION. If Employee's employment is terminated without "cause," or Employee voluntarily resigns for "good reason," then (i) JNI shall pay to Employee, on the normal payroll dates of JNI during the twelve-month period commencing on termination without "cause" or resignation for "good reason", severance compensation in an amount equal to 12 months' base salary and (ii) all options granted to Employee under JNI's stock option plans which, as of the date of such termination without "cause" or voluntary resignation for "good reason," remain unexercised and unvested, shall, to the extent permissible by law, become immediately vested in full and exercisable otherwise in accordance with the terms of the stock option agreements relating to such options. Notwithstanding the foregoing, if it is determined that the amounts payable to Employee under this Agreement, when considered together with any other amounts payable to Employee as a result of a Change of Control, cause such payments to be treated as excess parachute payments within the meaning of Section 280G of the Internal Revenue Code, JNI shall reduce the amount payable to Employee under this Section 1.1 to an amount that will not subject Employee to the imposition of tax under Section 4999 of the Internal Revenue Code."


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         3. Section 1.4 of the Agreement shall be revised to state as follows:

                  "1.4 VOLUNTARY RESIGNATION FOR "GOOD REASON." Employee may terminate her employment with JNI with "good reason" by serving notice of her resignation to JNI with a description of the circumstances giving rise to the good reason. "Good reason" means (i) a material reduction in Employee's base salary (excluding bonus, employee benefits and non-cash compensation) from the level in effect for Employee during the prior year; (ii) any material diminution of Employee's titles, responsibilities or duties with the Company; or (iii) the occurrence of a Change of Control."

         3. This Amendment may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, including counterparts transmitted by facsimile, but all of which taken together shall constitute one and the same agreement.

         4. On and after the date hereof, each reference in the Agreement to the "Agreement" shall mean the Agreement as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto, nor constitute a waiver of any provision of the Agreement.

                  IN WITNESS HEREOF, the Parties have entered into this Agreement as of the date first written above.


                         JNI CORPORATION


                         By: /s/ TERRY M. FLANAGAN
                            ----------------------------
                         Name:  Terry M. Flanagan
                         Title: Chief Executive Officer


                         EMPLOYEE:

                         /s/ GLORIA PURDY
                         ----------------------------------
                         Gloria Purdy